Microsoft Word 11.0.6568;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 24, 2006
                                 Date of Report
                        (Date of Earliest Event Reported)

                      NATIONAL HEALTHCARE TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Colorado                       0-28911              91-1869677
----------------------------        ----------------       -------------
(State or other jurisdiction        (Commission File       (IRS Employer
      of incorporation)                  Number)        Identification No.)

                          1660 Union Street, Suite 200
                          San Diego, California 92101
                          ---------------------------
                    (Address of principal executive offices)

                                 (619) 398-8470
                                 --------------
                          Registrant's telephone number

                         21800 Oxnard Street, Suite 440
                            Woodland Hills, CA 91367
                            ------------------------
                         Former name and former address

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Changes in Registrant's Certifying Accountant
                  ---------------------------------------------

Effective July 25, 2006, National Healthcare Technology, Inc. (the "Company") dismissed its prior independent public accountant, LBB Associates, Ltd., LLP, formerly knows as Lopez, Blevins, Bork & Associates, LLP, and retained as its new independent public accountant Kabani & Company, Inc. LBB Associates, Ltd., LLP's report on the Company's financial statements during the most recent fiscal year contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to the Company's ability to continue as a going concern.

The decision to change accountants was approved by the Company's Board of Directors.

During the last two fiscal years and the subsequent interim period through July 25, 2006, there were no disagreements between the Company and LBB Associates, Ltd., LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LBB Associates, Ltd., LLP would have caused it to make a reference to the subject matter of disagreements in connection with its report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B within the last fiscal year and through July 25, 2006.

The Company has made the contents of this Form 8-K available to LBB Associates, Ltd., LLP and has requested LBB Associates, Ltd., LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether LBB Associates, Ltd., LLP agrees or disagrees with, or wishes to clarify the Company's expression of their views. A copy of such letter, dated July 31, 2006, is filed as Exhibit 16.1 to this Form 8-K/A.


Effective July 25, 2006, the Company engaged Kabani & Company, Inc. as its new independent registered public accountants to audit the Company's financial statements. The appointment of Kabani & Company, Inc., was recommended and approved by the Company's board of directors. During the Company's last two most recent fiscal years and the subsequent interim period to date hereof, the Company has not consulted Kabani & Company, Inc. regarding either: (1) the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was either the subject matter of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
                  --------------------------------------------------------------

5.02(b)

The Company's Chief Executive Officer and director, Ross Lyndon-James, resigned from the Company effective July 24, 2006 and the Company's Chief Financial Officer and director, Brian Harcourt, resigned from the Company effective July 24, 2006.

5.02(c)&(d)

The Company appointment of Samvel Petrossian as its new Chief Executive Officer and Chief Financial Officer and Director of the Company effective July 24, 2006.

Samvel Petrossian has extensive experience business development and reorganization, with the proven ability to coordinate projects on a National and an International scale. Mr. Petrossian has for the past 30 years developed and built businesses in both the United States and in Europe. Within the last five years, Mr. Petrossian leveraged previous successes in the restaurant business to become President of Simon & Peter Enterprises, a food service company in Sherman Oaks, CA. Mr. Petrossian attained a Communications degree from the Institute of Culture in Moscow, Russia in 1983. He is fluent in the Russian, Armenian, and English languages.

Under an agreement with the Company, Mr. Petrossian shall be paid a monthly salary of $5,000.00 for serving as an officer and director of the Company. At this time, he has not been granted options to acquire any of the Company's stock nor is he participating in any other equity-based compensation plan.

In his role as Chief Executive Officer and Chief Financial Officer, Mr. Petrossian will be responsible for managing all aspects of the Company, including the acquisition of oil and gas properties and the exploration, drill programs and budgets for the Company's acquired oil and gas projects.

Item 9.01 Financial Statements and Exhibits.

     16.1 Letter from LBB Associates, Ltd., LLP, addressed to the Securities and Exchange Commissions dated August 25, 2006.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     National  Healthcare Technology,  Inc.

                     By:  /s/ Samvel  Petrossian
                        --------------------------------
                         Samvel Petrossian, Chief Executive Officer

                     Date: August 25, 2006



Index to Exhibits

Sequentially Exhibit
 No. Numbered Page                      Description of Document
--------------------                    -----------------------

        16.1 Letter from LBB Associates, Ltd., LLP, addressed to the Securities and Exchange Commissions dated August 25, 2006.